Exhibit 99.2

4768 Park Granada, suite 200B, Calabasas, CA 91302

1(800) SAFE-AIR www.Kronosati.co | SIC Code: 3564

KRONOS ADVANCED TECHNOLOGIES INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kronos Advanced Technologies, lnc.

Opinion the Financial Statements

We have audited the accompanying consolidated balance sheets of Kronos Advanced Technologies, Inc. (“the Company”) as of June 30, 2020 and 2019 and the related statements of operations, changes in stockholders’ deficit and cash flows, for each of the years ended June 30, 2020 and 2019, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the periods ended June 30, 2020 and 2019, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB’’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted Our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test. basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to confine as a going concern. Management’s plans in regard to these matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinstein International. C.P.A.

We have served as the Company’s auditor since 2020.

Tel - Aviv, Israel
November 26, 2020

US Number: 1-866-500-9522     |     Local: +972 58 - 6886666     |     Email: i@dwacc.com      |      Web: www.dwacc.com

Kronos Advanced Technologies, Inc.

Consolidated Balance Sheets

	June 30,	June 30,
ASSETS	2020	2019
Current assets
Cash and cash equivalents	$19,381	$5,698
Prepaid expenses	123,382
Accounts receivable	7,721	-
Loans to officer	3,780	3,748
Total current assets	154,264	9,446

Property and equipment, net	234,250	-
Intangible assets	1,010,000	1,010,000
Total Assets	$1,398,514	$1,019,446

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$9,601	$9,555
Accrued expenses	182,216	25,000
Operating loan	31,650	23,500
Derivative liability	1,679,276	1,250,000
Convertible notes payable, net of discount	354,823	100,000
Total current liabilities	2,257,566	1,408,055

Commitments and Contingencies	-	-

Stockholders’ Deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized 499,689,291 and 487,689,291 shares issued and outstanding as of June 30, 2020 and June 30, 2019, respectively	499,689	487,689
Additional paid in capital	36,848,900	36,837,900
Accumulated deficit	(38,207,641)	(37,714,198)
Total Stockholders’ Deficit	(859,052)	(388,609)

Total Liabilities and Stockholders’ Deficit	$1,398,514	$1,019,446

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.

Consolidated Statements of Operations

	For the Year Ended
	June 30, 2020	June 30, 2019
Revenue	$41,215	$616

Cost of goods sold	6,756	183

Gross Profit	34,459	433

Operating Expenses:
General and administrative	171,334	14,542

Total operating expenses	171,334	14,542

Loss from operations	(136,875)	(14,109)

Other (Income) Expense
Interest expense	59,969	25,000
Change in value of derivative liability	(68,901)	-
Financing cost	110,677	250,000
Amortization of debt discount	254,823	100,000

Total Other (Income) Expense	356,568	375,000

Net Income (Loss)	$(493,443)	$(389,109)

Net income (loss)
-Basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding
-Basic and diluted	489,189,291	487,689,291

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.

Consolidated Statement of Stockholders’ Equity

	Common Shares
	$0.0001 Par Value		Additional
	Shares		Paid-In	Accumulated	Equity
	Issued	Amount	Capital	Deficit	(Deficit)
Year Ended June 30, 2020

Balance, June 30, 2019	487,689,291	$487,689	$36,837,900	(37,714,198)	$(388,609)

Issuance of common stock upon conversion of accrued interest	12,000,000	12,000	11,000		23,000

Net loss				(493,443)	$(493,443)

Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	$(38,207,641)	$(859,052)

Year Ended June 30, 2019

Balance, June 30, 2018	487,626,691	$487,627	$36,837,962	$(37,325,089)	$500

Net loss				(389,109)	$(389,109)

Balance, June 30, 2019	487,626,691	$487,627	$36,837,962	$(37,714,198)	$(388,609)

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(493,443)	$(389,109)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	15,750	-
Change in value of derivative liability
Financing cost	110,677	250,000
Amortization of debt discount	254,823	100,000
Changes in operating liabilities
Accounts receivable	(7,721)	-
Prepaid expenses	(123,382)	-
Accounts payable and accrued expenses	111,361	25,055
Net Cash Used in Operating Activities	(131,935)	(14,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	137,500	-
Operating loan	8,150	23,500
Loans to officer	(32)	(3,748)
Net Cash Provided by Financing Activities	145,618	19,752

Net Increase in Cash	13,683	5,698
Cash at Beginning of Period	5,698	-
Cash at End of Period	$19,381	$5,698

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income taxes paid	$-	$-

Fair value of common stock upon conversion of accrued interest	$23,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended June 30, 2020 and 2019

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. (“Kronos”) is a Nevada corporation (the “Company”). The Company’s shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol “TSET.” Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker symbol to “KNOS” and was trading on the Pink Sheets.

GENERAL

Kronos Advanced Technologies, Inc. is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company’s proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company’s CORE technologies.

Fourteen of the Company’s U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

●	air movement, including dielectric fluid movement and propulsion;

●	air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;

●	temperature and environmental management, including space heating and cooling;

●	microchip, MEMS and other electronics devices and components cooling;

●	air management, including sorting and separation of air streams by particle content;

●	sound generation, including high fidelity sound recreation and active noise cancellation;

●	high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;

●	control of water and moisture content in air streams, including dehumidification and humidification; and
●	water treatment, including water purification, ionization and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities. To date, independent laboratory testing has verified the filtration and sterilization capability of the Kronos technology. Summary results from select independent testing facilities are provided below. The tests were conducted in the U.S. unless otherwise indicated.

Filtration Testing Results:

●	Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

●	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;

●	LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry’s ASHRAE 52.2 testing standard for filtration;

●	MicroTest Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and

●	Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled “American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners,” which demonstrated a Clean Air Delivery Rate (“CADR”) for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance Manufacturers (“AHAM”).

Sterilization Testing Results:

●	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):

-	collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

●	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):

-	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.

●	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):

-	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and

-	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.

●	Disinfection Research Institute Sterilization Laboratory in Moscow:

-	disinfected a room completely contaminated with Bacteriophage

-	a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism’s biological structure and size share many functional similarities with a wide range of viruses); and

-	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)

-	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.

●	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E.coli spores;

●	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke;

●	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and

●	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Medical Product Approval

In September 2006, the Russian Research Institute of Medical Equipment approved EOL’s Kronos-based Tree air purification device for use in hospitals and other healthcare facilities. The device received Category I approval, which means the product has met the strictest regulations required for a device to be used in operating rooms and other areas that require a sterile environment. In November 2006, following the Russian Research Institute approval, the Ministry of Health Care and Social Development of the Russian Federation issued a Registration Certificate that designates the Kronos-based Tree air purification device for medical use.

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Technology Application and Product Development

To best serve Kronos’ targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

Standalone Platform

Residential Products. The Company had developed a residential product SilentNight Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of Healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices; however, due to a lack of funding, the Company is no longer working on this project.

Market Segmentation

Kronos’ initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management and control of electrostatic fluids, including air movement, filtration and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

U.S. Patents

Date	U.S. Patent #	Patent Title	Description	Protection

August 2008	7,410,531	Method of Controlling Fluid Flow	an electrode array corona including an array of corona electrodes discharge electrodes and an array of acceleration flow	2025

August 2007	7,262,564	Alternative Geometries and Voltage Supply Management	geometry, voltage ratios and power requirements for improved operational performance	2024

July 2007	7,248,003	Electric Field Management	effective electric field management for reduced sparking	2025

October 2006	7,122,070	Method of and Apparatus for Electrostatic Fluid Acceleration	inertialess power supply for safe operation and spark prevention	2025

July 2006	7,150,780	Electrostatic Air Cleaning Device	method for improving the efficiency of electrodes for filtering micron and sub-micron size particles	2024

May 2006	7,053,565	Electrostatic Fluid Accelerator - Power Management	effective powering of the electrodes for high level of air velocity	2024

November 2005	6,963,479	Electrostatic Fluid Accelerator - Advanced Geometries	advanced voltage management impacts air filtration and sterilization, air flow and ozone as well as safe operation and spark prevention	2023

August 2005	6,937,455	Spark Management Method and Device	analysis, detection and prevention of sparks in a high voltage field - creating safe, effective electrostatic technology products	2022

May 2005	6,888,314	Electrostatic Fluid Accelerator - Electrode Design Geometries	electrode design geometries and attributes including micro channeling to achieve unique air movement and purification performance	2022

April 2004	6,727,657	Electrostatic Fluid Accelerator for and a Method of Controlling Fluid	synchronization of multiple stages of arrays - increasing air flow and air flow efficiency	2022

December 2003	6,664,741	Method of and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow	ratio of voltage for producing ion discharge to create air movement and base level filtration	2022

January 2003	6,504,308	Electrostatic Fluid Accelerator	electrode density core for producing ion discharge to create air movement and base level filtration	2019

International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2020 and 2019, respectively, the Company had only one subsidiary, Kronos Advanced Technologies, LLC.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles(“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $1,679,276 and $1,250,000 as of June 30, 2020 and June 30, 2019, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trade-marks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the amount of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements

Digital Assets are included in intangible assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets are recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended June 30, 2020.

Intangibles

The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management’s estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses

Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019 using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.	not reassess whether expired or existing contracts contain leases under the new definition of a lease;
b.	not reassess lease classification for expired or existing leases; and
c.	not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current period ended June 30, 2020. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUSITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement with the First Bitcoin Capital, LLC (BITCF) wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

NOTE 5 - INTANGIBLES

Intangible assets consisted of the following at June 30, 2020

Crypto Currency	$1,000,000
Developed and Purchased Patent Technology (devalued)	10,000
Less accumulated amortization	-
Net intangible assets	$1,010,000

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $200,000 of debt discount, and as of June 30, 2020, the balance of the unamortized debt discount was $700,000.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $37,500 of debt discount, and as of June 30, 2020, the balance of the unamortized debt discount was $212,500.

In April, 2020 the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable are due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion.

Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $17,323 of debt discount, and as of June 30, 2020, the balance of the unamortized debt discount was $120,177.

NOTE 7 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

	June 30, 2020	June 30, 2019
Stock Price	$0.0909	0.0042
Risk free interest rate	0.37	2.50
Expected Volatility	506	573
Expected life in years	3.75 -4.50	4.50
Expected dividend yield	0	0

Fair Value – Warrants	$0	0
Fair Value – Note Conversion Feature	1,679,276	1,250,000
Total	$1,679,276	1,250,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

During the period ended June 30, 202, the Company recorded $498,177 in derivative liability as a result of conversion features from the issuance of new convertible note payables (see Note 6). In addition, the Company recorded a gain of $68,901 as a result of the change in value of derivative liability at June 30, 2019.

NOTE 8 – LEASES

The Company sub-leases its offices on a month to month basis as of June 30, 2020.

NOTE 9 – LEGAL PROCEEDINGS

The company had several lawsuits from 2008 and prior. These have all run their course as far as the statute of limitations is concerned. It is the opinion of management that no lawsuits or debts exist as of June 30, 2020.

NOTE 10 - MAJOR CUSTOMERS

As of June 30, 2020 Kronos, has no major customers.

NOTE 11 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures and distributes air movement and purification devices utilizing the Kronos technology. The Company operates only in the United States of America.

NOTE 12 - RELATED PARTIES

During the period ended June 30, 2020, the Company advanced to the Company’s former CEO the amount of $3,780. This advance is due on demand and bears no interest.

NOTE 13 - STOCKHOLDERS’ EQUITY/ (DEFICIT)

During the year ended June 30, 2020, the Company issued 12,000,000 shares of common stock valued at $23,000 upon conversion of accrued interest. The common shares were valued at the market price at the date of grant.

NOTE 14 - SUBSEQUENT EVENTS

The Company received a Notice of Conversion from the holder of the $1,000,000 convertible note payable (See Note 6). The holder of the note is converting principal of $58,693 and accrued interest of $41,142 into 13,000,000 shares of common stock. The principal balance of the note after conversion will be $941,307.

Subsequent to the year ended June 30, 2020, the Company received Notice of Conversions from the four holders of the $137,500 convertible notes payable (See Note 6). The holders of the notes are converting the principal balance of $137,500 into 7,611,666 shares of common stock.